SUBJECT TO REVISION
TERM SHEET DATED SEPTEMBER 8, 1998

                $600,000,000 AUTOMOBILE RECEIVABLES-BACKED NOTES
                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1998-C
                                     ISSUER
                     ARCADIA RECEIVABLES FINANCE CORPORATION
                                     SELLER
                             ARCADIA FINANCIAL LTD.
                                    SERVICER

Attached is a preliminary term sheet (the "TERM SHEET") describing the structure, collateral pool and certain aspects of the Arcadia Automobile Receivables Trust, 1998-C (the "TRUST"). The Term Sheet has been prepared by the Seller for informational purposes only and is subject to modification or change. The information and assumptions contained in the Term Sheet are preliminary and will be superseded in their entirety by a prospectus supplement (the "PROSPECTUS SUPPLEMENT") and by any other additional information subsequently filed with the Securities and Exchange Commission (the "COMMISSION") or incorporated by reference in the relevant registration statement (the "REGISTRATION STATEMENT"). In addition, the attached Term Sheet supersedes any prior or similar term sheet.

None of the Underwriters named below and none of their respective affiliates makes any representation as to the accuracy or completeness of any of the information set forth in the attached Term Sheet. This cover sheet is not a part of the Term Sheet.

THE REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS (THE "PROSPECTUS")) RELATING TO THE TRUST HAS BEEN FILED WITH THE COMMISSION AND HAS BEEN DECLARED EFFECTIVE. THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES OFFERED BY THE TRUST WILL BE FILED AFTER THE SECURITIES HAVE BEEN PRICED AND ALL OF THE TERMS AND INFORMATION ARE FINALIZED. THIS COMMUNICATION IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES OF THE TRUST IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. INTERESTED PERSONS ARE REFERRED TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY INVESTMENT DECISION SHOULD BE BASED UPON THE INFORMATION IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT AS OF THEIR PUBLICATION DATE. SALES OF THE SECURITIES TO BE OFFERED BY THE TRUST MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. THE SECURITIES TO BE OFFERED BY THE TRUST UNDER THE PROSPECTUS SUPPLEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION OR ANY STATE SECURITIES COMMISSION; ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            UNDERWRITERS OF THE NOTES

J.P. Morgan & Co.
             BancAmerica Securities, Inc.
                                      Chase Securities Inc.
                                                      Credit Suisse First Boston

                $600,000,000 AUTOMOBILE RECEIVABLES-BACKED NOTES
                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1998-C

                               SUBJECT TO REVISION

                                   TERM SHEET

Issuer ............ Arcadia Automobile Receivables Trust, 1998-C (the "Trust" or
                    the "Issuer"), a Delaware business trust.

Seller ............ Arcadia Receivables Finance Corp. (the "Seller"), a wholly owned subsidiary of Arcadia Financial.

Servicer .......... Arcadia Financial Ltd. ("Arcadia Financial" or the
                    "Servicer" or, in its capacity as custodian, the
                    "Custodian").


Indenture Trustee . Norwest Bank Minnesota, National Association, as Indenture
                    Trustee and Indenture Collateral Agent (the "Indenture
                    Trustee") under the Indenture, dated as of September 1, 1998
                    (the "Indenture"), between the Trust and Norwest Bank
                    Minnesota, National Association.

Owner Trustee ..... Wilmington Trust Company, as Owner Trustee (the "Owner
                    Trustee") under the Trust Agreement, dated as of September
                    1, 1998 (the "Trust Agreement"), among the Seller, Financial
                    Security Assurance Inc. ("Financial Security") and
                    Wilmington Trust Company.

Backup Servicer ... Norwest Bank Minnesota, National Association (the "Backup
                    Servicer").

Administrator ..... Wilmington Trust Company (the "Administrator").

The Notes ......... $66,000,000 Class A-1 Automobile Receivables-Backed Notes
                    (the "Class A-1 Notes") $194,000,000 Class A-2 Automobile
                    Receivables-Backed Notes (the "Class A-2 Notes")
                    $340,000,000 Class A-3 Automobile Receivables-Backed Notes
                    (the "Class A-3 Notes" and, together with the Class A-1
                    Notes and the Class A-2 Notes, the "Notes")

The Receivables ... The Receivables will consist of retail installment sales contracts and promissory notes purchased from motor vehicle dealers ("Dealers") by Arcadia Financial in the ordinary course of business and secured by new and used automobiles and light trucks (the "Financed Vehicles").


                    On the Closing Date, the Trust will purchase Receivables
                    (the "Initial Receivables") that are expected to have an aggregate principal balance of approximately $420,000,000 on or about September 9, 1998 (the "Initial Cutoff Date"), from the Seller pursuant to a Sale and Servicing Agreement, dated as of September 1, 1998 (the "Sale and Servicing
                    Agreement"), among the Trust, the Seller, Arcadia Financial, in its individual capacity and as Servicer, and the Backup
                    Servicer. Following the Closing Date, pursuant to the Sale and Servicing Agreement, the Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the "Subsequent Receivables") from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to approximately
                    $180,000,000 (such amount, as reduced from time to time by the aggregate principal balance of all Subsequent
                    Receivables purchased by the Trust, being hereafter referred to as the "Pre-Funded Amount"). With respect to each sale of Subsequent Receivables to the Trust, the Seller will designate as a cutoff date (each, a "Subsequent Cutoff
                    Date"), the date as of which such Subsequent Receivables are sold to the Trust. Subsequent Receivables will be conveyed to the Trust on approximately a monthly basis on

                                      - 2 -


                    dates specified by the Seller (each date on which Subsequent
                    Receivables are conveyed being referred to as a "Subsequent
                    Transfer Date") occurring during the Funding Period.

                    The Initial Receivables and the Subsequent Receivables will be selected from retail installment sales contracts and promissory notes in Arcadia Financial's portfolio based on the criteria specified in the Sale and Servicing Agreement and described in the Prospectus Supplement and in the accompanying Prospectus. As of August 26, 1998 (the
                    "Preliminary Cutoff Date"), the weighted average annual percentage rate (the "APR") of the portion of the Initial
                    Receivables originated by Arcadia Financial on or before the Preliminary Cutoff Date (the "Preliminary Initial
                    Receivables") was approximately 16.73%, the weighted average remaining maturity of the Preliminary Initial Receivables was approximately 65.9 months and the weighted average original maturity of the Preliminary Initial Receivables was approximately 66.3 months. No Receivable will have a scheduled maturity later than November 30, 2005 (the "Final
                    Scheduled Maturity Date"). The Receivables generally are or will be prepayable at any time without penalty to the purchaser or co-purchasers of the Financed Vehicle or any other person who is or persons who are obligated to make payments thereunder (each, an "Obligor").

                    Subsequent Receivables may be originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the Preliminary Initial Receivables.

                    The "Aggregate Principal Balance" of the Receivables as of any Determination Date (I.E., the sixth Business Day prior to the corresponding Distribution Date) means the aggregate principal balance of the Receivables at the end of the preceding calendar month (a "Monthly Period") (other than (i) any Receivable that became a Liquidated Receivable during such Monthly Period and (ii) any Receivable that the Seller, Arcadia Financial or the Servicer has repurchased with respect to the next Distribution Date), after giving effect to all payments received from Obligors for such Monthly Period as of the end of such Monthly Period.

TrustProperty ..... Each Note will represent an obligation of the Trust. The
                    Trust's assets (the "Trust Property") will include, among
                    other things, a pool of Receivables (the "Receivables Pool")
                    consisting of the Initial Receivables and the Subsequent
                    Receivables, certain monies paid or payable under the
                    Initial Receivables after the Initial Cutoff Date, certain monies paid or payable under the Subsequent Receivables
                    after the respective Subsequent Cutoff Dates, an assignment of Arcadia Financial's security interests in the Financed
                    Vehicles and of the right to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors, an assignment of certain rights of Arcadia
                    Financial against the Dealers originating such Receivables, the Collection Account, the Pre-Funding Account and certain other accounts (including all investments therein, all
                    income from the investment of funds therein and all proceeds thereof), and certain other rights under the Trust Documents
                    (as defined herein). The Initial Receivables will be
                    purchased by the Seller from Arcadia Financial (or a wholly owned subsidiary of Arcadia Financial) pursuant to one or
                    more purchase agreements (the "Purchase Agreements") between the Seller and Arcadia Financial (or such subsidiary) on or prior to the date of issuance of the Notes, and the
                    Subsequent Receivables will be purchased by the Seller from
                    Arcadia Financial (or such subsidiary) pursuant to one or
                    more purchase agreements (each, a "Subsequent Purchase
                    Agreement") on or prior to the applicable Subsequent
                    Transfer Date. The Trust Property will also include an
                    assignment of the Seller's rights under the Purchase
                    Agreements and the Subsequent Purchase Agreements, including rights against Arcadia Financial upon the occurrence of
                    certain breaches of representations and warranties
                    thereunder (a "Repurchase Event").

Terms of the Notes. The principal terms of the Notes will be as described below:

  A. Distribution
     Dates......... Payments of interest and principal on the Notes will be made on the fifteenth day of each month or, if the fifteenth day is not a Business Day, on the next following Business Day
                    (each, a "Distribution Date"), commencing October 15, 1998.
                    Payments will be made to

                                      - 3 -


                    holders of record of the Notes (the "Noteholders") as of the Business Day immediately preceding such Distribution Date (a
                    "Record Date").

  B. Interest ..... Interest on the outstanding principal amount of the Notes of each class will accrue at the applicable interest rate from and including the Closing Date (in the case of the first
                    Distribution Date) or from and including the most recent
                    Distribution Date on which interest has been paid to but
                    excluding the following Distribution Date (each, an
                    "Interest Period").  Interest on the Notes for any
                    Distribution Date due but not paid on such Distribution
                    Date will be due on the next Distribution Date together
                    with interest on such amount at the applicable interest
                    rate. Interest on the Class A-1 Notes and the Class A-2
                    Notes will be calculated on the basis of the actual number of days elapsed during the applicable Interest Period
                    divided by 360. Interest on the Class A-3 Notes for each
                    Interest Period will be calculated on the basis of a
                    360-day year consisting of twelve 30-day months.

   C. Principal ... Principal of the Notes will be payable on each Distribution
                    Date in an amount equal to the Noteholders' Principal
                    Distributable Amount for the Monthly Period preceding such Distribution Date. The Noteholders' Principal Distributable
                    Amount will equal the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated
                    Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Receivable that became a Liquidated
                    Receivable during such Monthly Period, (iii) the principal balance of each Receivable that was repurchased by Arcadia
                    Financial or the Servicer as of the last day of such Monthly
                    Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased, (iv) the aggregate amount of any reduction of the principal balance of a Receivable as a result of a court order in an insolvency proceeding and
                    (v) any unpaid portion of the amounts included in clauses
                    (i), (ii), (iii) and (iv) above with respect to a prior
                    Distribution Date.

                    Payments of principal on the Notes will be paid to the holders of Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero and then to the holders of Class A-3 Notes until the principal balance of the Class A-3 Notes has been reduced to zero.

  D. Optional
     Redemption ..  The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer exercises its option to purchase the Receivables, which, subject to certain provisions in the Sale and Servicing Agreement, can occur after the Aggregate Principal Balance declines to 10% or less of the Original Pool Balance, at a redemption price equal to the unpaid principal amount of the Notes of each such class plus accrued and unpaid interest thereon. The
                    "Original Pool Balance" will equal the sum of (i) the Aggregate Principal Balance as of the Initial Cutoff Date plus (ii) the aggregate principal balances of all Subsequent
                    Receivables added to the Trust as of their respective
                    Subsequent Cutoff Dates.

  E. Mandatory
     Redemption ... Each class of Notes will be redeemed in part on the
                    Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding
                    Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current principal balance of each class of Notes) of the Pre-Funded Amount on such date (such class's "Note
                    Prepayment Amount"). A limited recourse mandatory prepayment premium (the "Note Prepayment Premium") will be payable by the Trust to the Noteholders if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000.

                    The Notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the Indenture. So long as Financial Security shall not be in continuing default on its obligations under the Note
                    Policy and certain bankruptcy events

                                      - 4 -


                    shall not have occurred with respect to Financial Security, an event of default under the Indenture will occur only upon delivery by Financial Security to the Indenture Trustee of notice of the occurrence of certain events of default. In the case of such an event of default, the Notes will automatically be accelerated and subject to immediate payment at par. The Note Policy does not guarantee payment of any amounts that become due on an accelerated basis, unless Financial Security elects, in its sole discretion, to pay such amounts in whole or in part.

Pre-Funding
Account ........... During the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the Determination
                    Date on which (a) the Pre-Funded Amount is less than
                    $100,000, (b) an event of default has occurred under the
                    Indenture or a Servicer termination event has occurred under the Sale and Servicing Agreement, or (c) certain events of insolvency have occurred with respect to the Seller or the
                    Servicer, or (ii) the close of business on the November 1998
                    Distribution Date, the Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee (the
                    "Pre-Funding Account"). The Pre-Funded Amount is initially expected to equal approximately $180,000,000 and, during the
                    Funding Period, will be reduced by the principal balance of
                    Subsequent Receivables purchased by the Trust from time to time in accordance with the Sale and Servicing Agreement.
                    The Seller expects that the Pre-Funded Amount will be
                    reduced to less than $100,000 by the November 1998
                    Distribution Date. Any Pre-Funded Amount remaining at the
                    end of the Funding Period will be distributed with respect to each class of Notes pro rata in proportion to the
                    respective principal balances of each class of Notes.

Reserve Account ... During the Funding Period, funds will be held in a reserve account (the "Reserve Account") to cover any shortfalls due to investment earnings on funds in the Pre-Funding Account being less than the interest due on a comparable principal amount of Notes.

The Note Policy ... On the Closing Date, Financial Security will issue a financial guaranty insurance policy (the "Note Policy") to the Indenture Trustee. Pursuant to the Note Policy,
                    Financial Security will unconditionally and irrevocably guarantee to the Noteholders payment of the Noteholders'
                    Distributable Amount for each Distribution Date.

Collection
Account ........... Except under certain conditions described herein, the
                    Servicer will establish one or more accounts in the name of the Indenture Trustee (the "Collection Account") for the
                    benefit of Noteholders. All payments from Obligors that are received by the Lockbox Bank on behalf of the Trust will be deposited in the Collection Account no later than two
                    Business Days after receipt thereof.

Priority of
Distributions ..... Pursuant to the Sale and Servicing Agreement, the Indenture
                    Trustee will, based upon the information contained in a
                    certificate provided by the Servicer, on each Distribution
                    Date, withdraw the Available Funds with respect to such
                    Distribution Date from the Collection Account and apply such funds to the following (in the priority indicated):
                         (i) to the Servicer, the amount the Servicer is
                    entitled to be reimbursed for prior Monthly Advances,
                         (ii) to the Owner Trustee and the Indenture Trustee,
                    any accrued and unpaid trustee fees and any accrued and
                    unpaid fees of the separate Lockbox Bank, Custodian, Backup
                    Servicer, Collateral Agent, Indenture Collateral Agent or
                    Administrator (in each case, to the extent such fees have
                    not been previously paid by the Servicer or Arcadia
                    Financial),
                         (iii) to the Servicer, the servicing fee for the
                    related Monthly Period and any overdue servicing fees,
                         (iv) into the Note Distribution Account, the
                    Noteholders' Interest Distributable Amount,
                         (v) into the Note Distribution Account, the
                    Noteholders' Principal Distributable Amount,
                         (vi) to Financial Security, amounts owing and not paid
                    to Financial Security, and
                         (vii) the remaining balance, if any, to a financial
                    institution acting as collateral agent (the "Collateral
                    Agent") on behalf of Financial Security, the Indenture
                    Trustee (on behalf of

                                      - 5 -


                    the Noteholders) and the trustees for other trusts and warehousing facilities established and to be established by the Seller.

Tax Status ........ It is contemplated that the Notes, for federal income tax purposes, will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

ERISA
Considerations .... Subject to certain considerations, it is contemplated that the Notes will be eligible for purchase by employee benefit plans.

Legal Investment... The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Ratings ........... It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and P-1 by
                    Moody's Investors Service, Inc. ("Moody's" and, together
                    with S&P, the "Rating Agencies"), and the Class A-2 Notes
                    and the Class A-3 Notes each be rated AAA by S&P and Aaa by
                    Moody's. There is no assurance that the ratings initially
                    assigned to the Notes will not subsequently be lowered or
                    withdrawn by the Rating Agencies.

Risk Factors....... Before making an investment decision, prospective investors should consider the factors that will be set forth under the caption "Risk Factors" in the Prospectus
                    Supplement and the Prospectus.

                              THE RECEIVABLES POOL

GENERAL

     The Receivables Pool will include the Initial Receivables and all amounts due thereunder after the Initial Cutoff Date, and any Subsequent Receivables and all amounts due thereunder after the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date").

     All of the Receivables are or will be retail installment sales contracts or promissory notes purchased in the ordinary course of business by Arcadia Financial from Dealers who regularly originate and sell such contracts or notes to Arcadia Financial. Retail installment sales contracts and promissory notes are hereinafter referred to individually as a "Loan" or collectively as "Loans." The Initial Receivables and the Subsequent Receivables were or will be selected from Arcadia Financial's portfolio for inclusion in the Receivables Pool in compliance with several criteria, some of which are set forth below under "-Selection Criteria." No selection procedures believed by Arcadia Financial or by the Seller to be adverse to Noteholders were used or will be used in selecting the Receivables.

     The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, together with the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables as of the related Subsequent Cutoff Date): (i) the weighted average APR of such Receivables will not be lower than one percentage point below the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date; (ii) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months; (iii) not more than 90% of the Aggregate Principal Balance of such Receivables will be attributable to Loans for the purchase of used Financed Vehicles; (iv) not more than 70% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Arcadia Financial's "Classic" program (excluding loans for the purchase of repossessed automobiles that would otherwise be deemed originated under the "Classic" program); and (v) not more than 3% of the Aggregate Principal Balance of such Receivables will be attributable to Receivables with an APR in excess of 21%.

     The Aggregate Principal Balance of the Initial Receivables is expected to be equal to approximately 70% of the aggregate initial principal balance of the Notes. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables and the Receivables included in the Initial Receivables originated after the Preliminary Cutoff Date. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR and the geographic distribution described in the following tables, may vary from those of the Preliminary Initial Receivables.

DELINQUENCY, CREDIT LOSS AND REPOSSESSION INFORMATION

     The following tables set forth information relating to Arcadia Financial's delinquency, credit loss and repossession experience for each period indicated with respect to all Loans it has purchased and continues to service. This information includes the experience with respect to all Loans in Arcadia Financial's portfolio of Loans serviced during each such period, including Loans which do not meet the criteria for selection as a Receivable. At the Preliminary Cutoff Date, the Preliminary Initial Receivables represented approximately 6.92%, by principal balance, of Arcadia Financial's portfolio of Loans serviced.

                            DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                            At December 31,
                                    ----------------------------------------------------------------
                                          1995                    1996                  1997             At June 30, 1998
                                    -------------------   ---------------------   -------------------   --------------------
                                    Number                 Number                 Number                Number
                                     of                      of                     of                     of
                                    Loans      Balances     Loans      Balances    Loans     Balances     Loans    Balances
                                    -----    ----------   -------    ----------   -------   ---------   -------   ----------
Servicing Portfolio at
   End of Period                   185,241   $2,267,107   302,450    $3,791,857   411,429   $4,956,090  438,063   $5,085,605
Delinquencies:
   31-60 days                        1,536   $   17,667     3,884    $   47,225     8,297   $  100,161    8,172   $   96,169
   61-90 days                          520        5,694     1,255        15,877     3,635       45,485    3,740       44,733
   91 days or more                     614        6,881     2,911        37,019     3,019       34,047    4,685       51,810
                                   -------   ----------   -------    ----------   -------   ----------  -------   ----------
Total Automobile Loans
   Delinquent 31 or More Days        2,670   $   30,242     8,050    $  100,121    14,951   $  179,693   16,597   $  192,712
Delinquencies as a Percentage
   of Number of Loans and Amount
   Outstanding at End of Period (2)   1.44%        1.33%     2.66%         2.64%     3.63%        3.63%    3.79%        3.79%
Amount in Repossession (3)           1,489   $   17,676     4,651    $   64,929     6,083   $   55,300    4,184   $   28,861
                                   -------   ----------   -------    ----------   -------   ----------  -------   ----------
Total Delinquencies and Amount in
   Repossession (2)                  4,159   $   47,918    12,701    $  165,050    21,034   $  234,993   20,781   $  221,573
                                   -------   ----------   -------    ----------   -------   ----------  -------   ----------
                                   -------   ----------   -------    ----------   -------   ----------  -------   ----------

--------------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Loan. The information in the table includes previously sold Loans which Arcadia Financial continues to service.

(2)  Amounts shown do not include Loans which are less than 31 days delinquent.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.


                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                                                             Six
                                                                         Year Ended December 31,         Months Ended
                                                                     1995         1996        1997      June 30, 1998(4)
                                                                  ----------   ----------  ----------   ----------------
Average Servicing Portfolio Outstanding During the Period.......  $1,534,720   $3,015,411  $4,458,677       $5,025,684
Average Number of Loans Outstanding During the Period...........     128,783      242,419     362,626          425,408
Number of Charge-Offs...........................................       5,020       14,403      24,616           16,274
Gross Charge-Offs (2)...........................................  $   11,247   $   35,642  $  165,233       $  131,426
Recoveries (3)..................................................         911        5,653       9,855            7,748
                                                                  ----------   ----------  ----------       ----------
Net Losses......................................................  $  10,3366   $   29,989     155,378       $  123,678
                                                                  ----------   ----------  ----------       ----------
                                                                  ----------   ----------  ----------       ----------
Gross Charge-Offs as a Percentage of Average Servicing
   Portfolio....................................................        0.73%        1.18%       3.71%            5.23%
Net Losses as a Percentage of Average Servicing Portfolio.......        0.67%        0.99%       3.48%            4.92%

-------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Loan. The information in the table includes previously sold Loans which Arcadia Financial continues to service.
(2) Gross charge-offs represent principal amounts which management estimated to be uncollectible after the consideration of anticipated proceeds from the disposition of repossessed assets and selling expenses.
(3) Includes post-disposition amounts received on previously charged off Loans.
(4) Percentage calculations for the six months ended June 30, 1998 are annualized.

     The increase in the rate of delinquencies, gross charge-offs, net losses and repossessions during 1996, experienced by both the Premier and Classic programs, was primarily due to (i) increased demands on Arcadia Financial's servicing and collection resources as the result of rapid growth in its servicing portfolio and as a result of continued expansion of the Classic loan program (which generally requires greater collection efforts than the Premier program), (ii) the performance of Arcadia Financial's discontinued

Classic product for first time automobile buyers and Arcadia Financial's financed repossession program, which experienced significantly higher delinquencies, repossessions and losses than Arcadia Financial's other products and programs and (iii) the continued seasoning of Arcadia Financial's servicing portfolio. The significant rise in repossession inventory levels during 1996 was the result of the growth in Arcadia Financial's servicing portfolio and increased utilization of retail distribution channels to liquidate repossessed automobiles.

     The increase in delinquencies, gross charge-offs and net losses during 1997 was primarily due to the continued seasoning of Arcadia Financial's existing servicing portfolio to include a greater proportion of loans in the period of highest probability for delinquencies and defaults (generally 6 to 14 months from the date of origination), especially with respect to Arcadia Financial's Premier loan portfolio. Much of the increase in performance statistics was due to performance of loans originated in 1995 and the first half of 1996. As expected, performance statistics also increased during 1997 as a result of a rise in the proportion of Classic loans in Arcadia Financial's portfolio. At December 31, 1997, the portfolio consisted of approximately 43% Classic loans compared to 29% at December 31, 1996. Net losses during the year were further affected by selling an increased proportion of repossessed vehicles through wholesale auctions. During 1997, Arcadia Financial liquidated approximately 54% of all repossessed vehicles sold through wholesale auctions compared to 30% during 1996. Because recovery rates are generally lower on vehicles sold at auction compared to those liquidated through retail channels, the increased utilization of auctions has increased net losses experienced by Arcadia Financial. Included in the 1997 gross charge-off and net loss statistics is a special charge of approximately $25 million resulting from a revision to Arcadia Financial's inventory valuation policy, which requires Arcadia Financial to record all repossessed vehicles at recovery rates that reflect expected values to be achieved through wholesale auctions, regardless of the specific asset disposition strategy to be employed.

     The increase in the rate of delinquencies at June 30, 1998, compared with December 31, 1997, reflects the continued rise in the proportion of Classic loans in Arcadia Financial's servicing portfolio, which approximated 50% of loans serviced at June 30, 1998, compared with 43% at December 31, 1997. Repossessed inventory has decreased since December 31, 1997, primarily due to Arcadia Financial's decision to increase its use of wholesale disposition channels to liquidate repossessed vehicles. During the first six months of 1998, Arcadia Financial sold approximately 74% of its repossessed inventory through wholesale channels compared with 45% in the same period in 1997.

     Annualized gross charge-offs and net losses during the three and six month periods ended June 30, 1998, include a charge of 1.72% and 0.86%, respectively, representing the impact of a write-down of current inventory resulting from a revision to the estimate of net realizable value and the write-off of all remaining problem loans from one of Arcadia Financial's original consignment dealers which has since ceased doing business. The remaining increase in gross charge-offs and net losses during the three and six months ended June 30, 1998, compared to the same periods a year ago primarily reflects the continued rise in the proportion of Classic loans in Arcadia Financial's servicing portfolio and the increase in the utilization of wholesale disposition channels. Arcadia Financial announced that it is planning to discontinue the sale of repossessed vehicles through retail disposition channels and anticipates that it will be completely out of these operations by the end of 1998. Arcadia Financial believes that its decision to discontinue its retail remarketing operations will enable it to better manage its level of repossessed inventory and improve the timing of excess cash flows released to it from securitization trusts as a result of an increase in the speed at which repossessed vehicles can be liquidated.

     The Loans in Arcadia Financial's servicing portfolio include Loans other than the Receivables, including Loans which do not meet the criteria for selection as a Receivable. There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables will be better than, worse than or comparable to the experience set forth above.

SELECTION CRITERIA

     The Preliminary Initial Receivables represent substantially all Loans in Arcadia Financial's portfolio, owned and not serviced for others, that (i) were not more than 30 days past due as of the Preliminary Cutoff Date, (ii) did not have a remaining principal balance as of the Preliminary Cutoff Date less than $500.00, (iii) did not have a final scheduled payment date prior to December 1, 1998, and (iv) were otherwise eligible under criteria established by Arcadia Financial and Financial Security.

CERTAIN OTHER CHARACTERISTICS

     The Preliminary Initial Receivables (i) had a remaining maturity, as of the Preliminary Cutoff Date, of at least 3 months, but not more than 84 months, (ii) had an original maturity of at least 6 months, but not more than 84 months,
(iii) had an original principal balance of at least $1,700.00 and not more than $46,089.55, (iv) had a remaining principal balance, as of the Preliminary Cutoff Date, of at least $525.60 and not more than $45,706.14, and (v) had an APR of at least 8.90% and not more than 23.95%. Approximately 15.73% of the Aggregate Principal Balance of the Preliminary Initial Receivables, as of the Preliminary Cutoff Date, was attributable to Loans for the purchase of new Financed Vehicles, and approximately 84.27% of the Aggregate Principal Balance was attributable to Loans for the purchase of used Financed Vehicles. The Preliminary Initial Receivables were purchased from more than 4,000

Dealers. Not more than 0.43% of the Aggregate Principal Balance of the Preliminary Initial Receivables as of the Preliminary Cutoff Date was originated by any single Dealer. The ten most significant Dealers, each of whom individually accounted for at least 0.30% of the Aggregate Principal Balance as of the Preliminary Cutoff Date, in the aggregate, originated approximately 3.59% of the Aggregate Principal Balance as of the Preliminary Cutoff Date. Approximately 97.78% of the Preliminary Initial Receivables, by principal balance, are simple interest obligations, and interest on the remaining 2.22% of the Preliminary Initial Receivables is computed on an actuarial basis, with prepayment rebates computed according to the Rule of 78's. Neither the Seller, Arcadia Financial nor the Servicer may substitute other Loans for the Receivables at any time during the term of the Sale and Servicing Agreement.

     The composition and distribution by APR and geographic concentration of the Receivables Pool as of the Preliminary Cutoff
Date are set forth in the following tables:

               COMPOSITION OF THE PRELIMINARY INITIAL RECEIVABLES
                        AS OF THE PRELIMINARY CUTOFF DATE


              Weighted
               Average          Aggregate        Number of          Average          Weighted          Weighted Average
               APR of           Principal      Receivables in      Principal          Average         Original Scheduled
             Receivables         Balance           Pool             Balance       Remaining Term (1)        Term (1)
             -----------         -------           ----             -------       ------------------        --------
               16.725%       $357,145,228.26      25,681          $13,906.98         65.9 months         66.3 months

-------------------
(1) Based on scheduled payments due after the Preliminary Cutoff Date (in the case of the Weighted Average Remaining Term) and assuming no prepayments on the Preliminary Initial Receivables.

           DISTRIBUTION BY APR OF THE PRELIMINARY INITIAL RECEIVABLES
                        AS OF THE PRELIMINARY CUTOFF DATE

                                                     NUMBER OF        AGGREGATE        PERCENT OF AGGREGATE
APR RANGE (%)                                      RECEIVABLES  PRINCIPAL BALANCE      PRINCIPAL BALANCE(1)
8.00 to 8.99 .................................               2   $    32,157.64                0.01%
9.00 to 9.99..................................              52       778,808.03                0.22
10.00 to 10.99 ...............................             331     5,610,986.30                1.57
11.00 to 11.99................................             817    13,988,022.15                3.92
12.00 to 12.99................................           1,418    23,503,605.00                6.58
13.00 to 13.99 ...............................           1,623    26,408,028.74                7.39
14.00 to 14.99 ...............................           2,016    31,729,227.30                8.88
15.00 to 15.99 ...............................           2,028    29,914,184.77                8.38
16.00 to 16.99 ...............................           3,063    46,070,472.20               12.90
17.00 to 17.99 ...............................           4,141    57,535,062.61               16.11
18.00 to 18.99 ...............................           3,662    48,908,912.22               13.69
19.00 to 19.99 ...............................           3,551    43,614,974.61               12.21
20.00 to 20.99 ...............................           1,978    20,400,781.06                5.71
21.00 to 21.99 ...............................             777     6,824,400.75                1.91
22.00 to 23.99 ...............................             222     1,825,604.88                0.51
                                                        ------  ---------------              ------
                                                        25,681  $357,145,228.26              100.00%
                                                        ------  ---------------              ------
                                                        ------  ---------------              ------

--------------------
(1) The sum of the individual Aggregate Principal Balance percentages may not total 100.00% due to rounding.

        GEOGRAPHIC CONCENTRATION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                               NUMBER OF      AGGREGATE          PERCENT OF AGGREGATE
STATE                                                         RECEIVABLES  PRINCIPAL BALANCE     PRINCIPAL BALANCE(1)
-----                                                         -----------  -----------------     -----------------
Texas.....................................................        4,286      65,100,219.16              18.23%
Florida...................................................        1,789      25,837,808.92                7.23
California................................................        1,690      24,283,251.96                6.80
Tennessee.................................................        1,656      22,853,631.36                6.40
Georgia...................................................        1,145      16,739,602.06                4.69
North Carolina............................................        1,047      15,041,272.03                4.21
South Carolina............................................        1,046      14,801,900.91                4.14
Oklahoma..................................................        1,017      14,012,938.26                3.92
Arizona...................................................          834      12,399,405.62                3.47
Oregon....................................................          932      12,335,000.01                3.45
Colorado..................................................          901      11,801,915.04                3.30
Missouri..................................................          840      11,191,868.00                3.13
Washington................................................          665       8,873,422.59                2.48
New York..................................................          684       8,046,770.51                2.25
Massachusetts.............................................          643       7,826,181.78                2.19
Minnesota.................................................          583       7,324,229.61                2.05
Nevada....................................................          441       6,803,380.76                1.90
Connecticut...............................................          441       5,571,204.61                1.56
Utah......................................................          359       5,044,698.97                1.41
Michigan..................................................          350       4,479,464.22                1.25
Virginia..................................................          292       4,231,542.22                1.18
New Mexico................................................          283       4,152,725.76                1.16
Kentucky..................................................          308       4,120,162.46                1.15
Illinois .................................................          297       3,827,212.54                1.07
Nebraska..................................................          307       3,807,682.06                1.07
Maryland..................................................          248       3,525,652.68                0.99
Iowa......................................................          272       3,507,156.38                0.98
Wisconsin.................................................          285       3,412,173.54                0.96
All other states..........................................        2,040      26,192,754.24                7.33
                                                                 ------    ---------------              ------
                                                                 25,681    $357,145,228.26              100.00
                                                                 ------    ---------------              ------
                                                                 ------    ---------------              ------

------------------------
(1) The sum of the individual Aggregate Principal Balance percentages may not total 100.00% due to rounding.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Prepayment on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Term Sheet, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than the respective Final Scheduled Distribution Dates. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes are made on each Distribution Date (and each such date is assumed to be the fifteenth day of each applicable month) and (iv) the Servicer does not exercise its option to purchase the Receivables. Pool 1 has been modeled with a Cutoff Date of August 26, 1998, and Pool 2 is assumed to be delivered one month later. The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages. The ABS Table also indicates the month in which the Servicer can exercise its optional clean-up call and the associated weighted average life.

     The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                            ORIGINAL TERM          REMAINING TERM
                                           AGGREGATE                         TO MATURITY             TO MATURITY
      POOL                             PRINCIPAL BALANCE       APR           (IN MONTHS)             (IN MONTHS)
      ----                             -----------------       ---           -----------             -----------
      1............................... $ 357,145,228.26       16.725%             66                    66
      2............................... $ 242,854,771.74       16.725%             66                    66

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

                                       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT
                                              AT VARIOUS ABS PERCENTAGES

DISTRIBUTION DATE             CLASS A-1 NOTES                 CLASS A-2 NOTES                   CLASS A-3 NOTES
-----------------    ------------------------------ --------------------------------- --------------------------------
                       0.00%  1.20%   1.60%   2.00%   0.00%    1.20%    1.60%   2.00%  0.00%   1.20%    1.60%    2.00%
                     -------------- ------- ------- -------  -------  ------- ------- ------ -------   ------  -------
Closing Date......   100.00  100.00  100.00  100.00  100.00   100.00   100.00  100.00 100.00  100.00   100.00   100.00
10/15/98..........    94.95   88.52   86.37   84.23  100.00   100.00   100.00  100.00 100.00  100.00   100.00   100.00
11/15/98..........    86.39   69.28   63.57   57.86  100.00   100.00   100.00  100.00 100.00  100.00   100.00   100.00
12/15/98..........    77.72   50.12   40.93   31.73  100.00   100.00   100.00  100.00 100.00  100.00   100.00   100.00
01/15/99..........    68.92   31.07   18.45    5.83  100.00   100.00   100.00  100.00 100.00  100.00   100.00   100.00
02/15/99..........    60.00   12.10    0.00    0.00  100.00   100.00    98.69   93.25 100.00  100.00   100.00   100.00
03/15/99..........    50.96    0.00    0.00    0.00  100.00    97.70    91.15   84.61 100.00  100.00   100.00   100.00
04/15/99..........    41.79    0.00    0.00    0.00  100.00    91.32    83.68   76.05 100.00  100.00   100.00   100.00
05/15/99..........    32.49    0.00    0.00    0.00  100.00    84.97    76.27   67.58 100.00  100.00   100.00   100.00
06/15/99..........    23.06    0.00    0.00    0.00  100.00    78.66    68.93   59.19 100.00  100.00   100.00   100.00
07/15/99..........    13.50    0.00    0.00    0.00  100.00    72.38    61.64   50.91 100.00  100.00   100.00   100.00
08/15/99..........     3.81    0.00    0.00    0.00  100.00    66.14    54.43   42.71 100.00  100.00   100.00   100.00
09/15/99..........     0.00    0.00    0.00    0.00   97.95    59.95    47.28   34.61 100.00  100.00   100.00   100.00
10/15/99..........     0.00    0.00    0.00    0.00   94.56    53.79    40.20   26.61 100.00  100.00   100.00   100.00
11/15/99..........     0.00    0.00    0.00    0.00   91.13    47.68    33.20   18.71 100.00  100.00   100.00   100.00
12/15/99..........     0.00    0.00    0.00    0.00   87.64    41.61    26.26   10.92 100.00  100.00   100.00   100.00
01/15/00..........     0.00    0.00    0.00    0.00   84.11    35.58    19.40    3.23 100.00  100.00   100.00   100.00
02/15/00..........     0.00    0.00    0.00    0.00   80.53    29.60    12.62    0.00 100.00  100.00   100.00    97.52
03/15/00..........     0.00    0.00    0.00    0.00   76.89    23.66     5.92    0.00 100.00  100.00   100.00    93.25
04/15/00..........     0.00    0.00    0.00    0.00   73.21    17.78     0.00    0.00 100.00  100.00    99.60    89.06
05/15/00..........     0.00    0.00    0.00    0.00   69.48    11.94     0.00    0.00 100.00  100.00    95.87    84.93
06/15/00..........     0.00    0.00    0.00    0.00   65.69     6.15     0.00    0.00 100.00  100.00    92.19    80.86
07/15/00..........     0.00    0.00    0.00    0.00   61.85     0.42     0.00    0.00 100.00  100.00    88.55    76.87
08/15/00..........     0.00    0.00    0.00    0.00   57.96     0.00     0.00    0.00 100.00   97.00    84.97    72.95
09/15/00..........     0.00    0.00    0.00    0.00   54.01     0.00     0.00    0.00 100.00   93.78    81.44    69.10
10/15/00..........     0.00    0.00    0.00    0.00   50.01     0.00     0.00    0.00 100.00   90.60    77.96    65.32
11/15/00..........     0.00    0.00    0.00    0.00   45.95     0.00     0.00    0.00 100.00   87.46    74.54    61.62
12/15/00..........     0.00    0.00    0.00    0.00   41.84     0.00     0.00    0.00 100.00   84.35    71.17    57.99
01/15/01..........     0.00    0.00    0.00    0.00   37.66     0.00     0.00    0.00 100.00   81.27    67.86    54.45
02/15/01..........     0.00    0.00    0.00    0.00   33.43     0.00     0.00    0.00 100.00   78.22    64.61    50.99
03/15/01..........     0.00    0.00    0.00    0.00   29.15     0.00     0.00    0.00 100.00   75.22    61.41    47.61
04/15/01..........     0.00    0.00    0.00    0.00   24.80     0.00     0.00    0.00 100.00   72.25    58.28    44.31
05/15/01..........     0.00    0.00    0.00    0.00   20.39     0.00     0.00    0.00 100.00   69.32    55.21    41.10
06/15/01..........     0.00    0.00    0.00    0.00   15.92     0.00     0.00    0.00 100.00   66.42    52.20    37.98
07/15/01..........     0.00    0.00    0.00    0.00   11.38     0.00     0.00    0.00 100.00   63.57    49.26    34.95
08/15/01..........     0.00    0.00    0.00    0.00    6.79     0.00     0.00    0.00 100.00   60.76    46.39    32.02
09/15/01..........     0.00    0.00    0.00    0.00    2.13     0.00     0.00    0.00 100.00   57.99    43.58    29.17
10/15/01..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  98.52   55.26    40.84    26.43
11/15/01..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  95.78   52.58    38.18    23.78
12/15/01..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  93.01   49.94    35.59    21.23
01/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  90.20   47.35    33.07    18.78
02/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  87.35   44.81    30.63    16.44*
03/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  84.46   42.31    28.26    14.21
04/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  81.53   39.87    25.98    12.09
05/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  78.56   37.47    23.77    10.08
06/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  75.55   35.13    21.65     8.18
07/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  72.50   32.84    19.62     6.40
08/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  69.40   30.60    17.67     4.74
09/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  66.26   28.43    15.81*    3.20
10/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  63.08   26.30    14.05     1.79
11/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  59.85   24.24    12.37     0.50
12/15/02..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  56.58   22.24    10.79     0.00
01/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  53.26   20.29     9.31     0.00
02/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  49.89   18.41     7.92     0.00
03/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  46.48   16.60*    6.64     0.00
04/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  43.02   14.85     5.45     0.00
05/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  39.52   13.16     4.38     0.00
06/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  35.96   11.55     3.41     0.00
07/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  32.35   10.00     2.55     0.00
08/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  28.70    8.53     1.81     0.00
09/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  24.99    7.13     1.18     0.00
10/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  21.23    5.80     0.66     0.00
11/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  17.42*   4.56     0.27     0.00
12/15/03..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00  13.56    3.39     0.05     0.00
01/15/04..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00   9.64    2.29     0.00     0.00
02/15/04..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00   5.67    1.29     0.00     0.00
03/15/04..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00   1.64    0.36     0.00     0.00
04/15/04..........     0.00    0.00    0.00    0.00    0.00     0.00     0.00    0.00   0.00    0.00     0.00     0.00

Weighted Average
   Life (years)(1)     0.53    0.27    0.24    0.21    2.08     1.16     1.00    0.87   4.39    3.39     2.96     2.56
*Weighted Average Life to
   Optional Clean Up Call (years)(1)                                                    4.35    3.30     2.88     2.49
*Optional Clean Up Call Date                                                          11/15/03 3/15/03  9/15/02  2/15/02


---------------------------
     (1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

     THE ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                   DEFINITIONS

As used herein the following terms have the following meanings:

     "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the Collected Funds, any Purchase Amounts, all Monthly Advances and all earnings from the investment of funds in the Collection Account, the Pre-Funding Account and the Reserve Account during the Monthly Period.

     "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks located in the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer, successor Owner Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

     "COLLECTED FUNDS" means the amount of funds in the Collection Account allocable to collections on the Receivables in the preceding Monthly Period (excluding any Monthly Advances and any Purchase Amounts).

     "LIQUIDATED RECEIVABLE" means a Receivable as to which (i) 91 days have elapsed since the Servicer repossessed the related Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) all or some portion of a scheduled payment thereon has become more than 180 days past due.

     "LOCKBOX BANK" means a bank acting as agent for the Owner Trustee and for other owners of automobile receivables serviced by Arcadia Financial that shall receive all payments by Obligors on the Receivables held by the Trust.

     "MONTHLY ADVANCE" shall mean the amount advanced to the Trust by the Servicer that is equal to any shortfall between the amount paid on a receivable held by the Trust in any Monthly Period and the full amount of the interest accrued on such Receivable for the number of calendar days in such Monthly Period.

     "NOTE DISTRIBUTION ACCOUNT" means the account established and maintained by the Servicer, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made.

     "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a class of Notes, the excess of the Noteholders' Interest Distributable Amount for such class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the interest rate borne by such class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

     "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each class of Notes for such Distribution Date.

     "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the interest amounts payable on each class of Notes. The interest amounts payable with respect to the Class A-1 Notes and the Class A-2 Notes shall equal the product of the outstanding principal balance of such class and the interest rate on such class multiplied by a fraction whose numerator is the actual number of days in the Interest Period and whose denominator is 360. The interest amounts payable with respect to the Class A-3 Notes shall equal the product of the outstanding principal balance of such class and the interest rate on such class multiplied by a fraction whose numerator is the number of days in the Interest Period (assuming each month is composed of 30 days) and whose denominator is 360. The outstanding principal balance for each Interest Period is measured as of the preceding Distribution Date (after giving effect to all payments of principal to the Noteholders on or prior to such Distribution Date) or, in the case of the initial Interest Period, as of the Closing Date.

     "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 100% of the Principal Distribution Amount.

     "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

     "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal balance of such class of Notes, if any, over the amounts described in clauses (i) and (ii).

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including all full and partial prepayments received during such Monthly Period, (ii) the aggregate unpaid principal balance of all Receivables (other than the Purchased Receivables) that became Liquidated Receivables during the Monthly Period, (iii) the aggregate principal balances of all Receivables that became Purchased Receivables as of the last day of the prior Monthly Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased and (iv) the aggregate amount of any reductions in the principal balance of Receivables as a result of a court order in an insolvency proceeding.

     "PURCHASE AMOUNT" of any Receivable means, with respect to the last calendar day of a month, the outstanding principal balance of such Receivable as of such date, plus accrued and unpaid interest thereon.

     "PURCHASED RECEIVABLE" means a Receivable (i)(A) that Arcadia Financial or the Seller has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Arcadia Financial or the Seller of a representation or warranty made by Arcadia Financial or the Seller with respect to such Receivable or (B) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Receivable and (ii) as to which the related Purchase Amount has been deposited in the Collection Account by Arcadia Financial, the Seller or the Servicer, as the case may be, on or before the business day immediately preceding the related Determination Date.

     "TRUST DOCUMENTS" shall include the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreements.